EXHIBIT 10.2

                                FORM OF DEBENTURE

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. 06-01-001                                                      US $1,312,500
    ---------
                                SUPERCLICK, INC.

                         UNSECURED CONVERTIBLE DEBENTURE
                         SERIES 06-01 DUE AUGUST 1, 2006

      THIS DEBENTURE is one of a duly authorized issue of up to $1,687,500 in Debentures of SUPERCLICK, INC., a corporation organized and existing under the laws of the State of Washington (the "Company") designated as its Unsecured Convertible Debentures Series 06-01.

FOR VALUE RECEIVED, the Company promises to pay to CHICAGO VENTURE PARTNERS, L.P., the registered holder hereof (the "Holder"), the principal sum of ONE MILLION THREE HUNDRED TWELVE THOUSAND FIVE HUNDRED and 00/100 Dollars (US $1,312,500) on August 1, 2006 (the "Maturity Date") and to pay interest, on a compound basis, on the principal sum outstanding from time to time in arrears at the Applicable Interest Rate (as defined below), accruing from August 1, 2005, the date of initial issuance of this Debenture (the "Issue Date"), on the date (each, an "Interest Payment Date") which is the earlier of (i) the last calendar day of March, June, September and December of each calendar year (each, a "Scheduled Interest Payment Date"), except that the first Scheduled Interest Payment Date shall be September 30, 2005, (ii) a Conversion Date (as defined below) or (iii) the Maturity Date, as the case may be. Interest shall accrue quarterly (pro-rated on a daily basis for any period


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longer or shorter  than a quarter of a year) from the later of the Issue Date or the previous Interest Payment Date and shall be payable in cash or, at the Company's option but subject to the other provisions of this Debenture, in Common Stock. Interest shall be payable by the Company on an Interest Payment Date only to the extent available for payment from the retained earnings of the Company. If not paid in full on an Interest Payment Date, interest shall be fully cumulative and shall accrue on a daily basis, based on a 365-day year semi-annually or until paid, whichever is earlier. Additional provisions regarding the payment of interest are provided in Section 4(D) below (the terms of which shall govern as if this sentence were not included in this Debenture).

      This Debenture is being issued pursuant to the terms of the Securities Purchase Agreement, dated August 1, 2005 (the "Securities Purchase Agreement"), to which the Company and the Holder (or the Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

      This Debenture is subject to the following additional provisions:

      1. The Debentures will initially be issued in denominations determined by the Company, but are exchangeable for an equal aggregate principal amount of Debentures of different denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

      2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

      3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws and the terms of the Securities Purchase Agreement. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation that is sufficient to evidence that such proposed transfer complies with the Act and other applicable state and foreign securities laws and the terms of the Securities Purchase Agreement. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

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      4. A. (i) At any time on or after  the  Issue  Date and  prior to the time this Debenture is paid in full in accordance with its terms (including, without limitation, after the Maturity Date and after the occurrence of an Event of Default, as those terms are defined below), the Holder of this Debenture is entitled, at its option, subject to the following provisions of this Section 4, to convert this Debenture at any time into shares of Common Stock, par value $0.0006 per share ("Common Stock"), of the Company of the Company at the Conversion Price (as defined below). Any such conversions shall be deemed made in the following order of priority: (1) first, out of the accrued but unpaid interest through the Conversion Date, and (2) then, out of the principal amount of this Debenture.

            (ii) On the Maturity Date the Company shall pay the principal and accrued interest (through the actual date of payment) of any portion of this Debenture which is then-outstanding.

            (iii) For purposes of this Debenture, the following terms shall have the meanings indicated below:

      "Applicable Interest Rate" means (i) until the Maturity Date or the Redemption Due Date (as defined below), whichever is earlier, 9% per annum, and (ii) thereafter, to the extent this Debenture is not fully paid or converted by such date, 12% per annum.

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      "Conversion  Price" means the  Pre-Maturity  Date Conversion  Price or the
      Post-Maturity Conversion Price, as applicable.

      "Effective Percentage" means the Pre-Maturity Effective Percentage and/or the Post-Maturity Date Effective Percentage, as applicable.

      "Pre-Maturity Date Conversion Price" means, with respect to the Pre-Maturity Date Period, (i) the average Closing Price for the forty-five
      (45) Trading Days ending on the Trading Day immediately before the Conversion Date (as selected by the Holder), multiplied by (ii) a percentage equal to (x) one hundred percent (100%), less (y) the Pre-Maturity Effective Percentage (provided, however, that such amount shall be recomputed for all Unconverted Debentures if the Pre-Maturity Effective Percentage is adjusted as contemplated by this Debenture or the Securities Purchase Agreement); provided, however, that the Pre-Maturity Date Conversion Price shall not be less than Thirty Cents ($0.30) per share (as that amount may subsequently be adjusted as provided in this Debenture or the Securities Purchase Agreement); provided, further, that, with respect to each such amount referred to in this definition, as that amount may be subsequently be adjusted as provided in this Debenture or in the Securities Purchase Agreement. Notwithstanding the foregoing, if the Closing Price is less than $0.50 per share on a Conversion Date during the Pre-Maturity Date Period, then during the calendar month in which such Conversion Date falls, a Converting Holder may not convert an aggregate amount (including principal and interest) in excess of $175,000; provided, however, that the foregoing limitation shall not be applicable in the event that the Closing Price on such Conversion Date is equal to or exceeds 150% of the average Closing Price for the ten (10) Trading Days ending on the Trading Day immediately before the Conversion Date.

      "Pre-Maturity Date Period" means the period commencing on the Issue Date and ending on the Maturity Date.

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      "Pre-Maturity  Effective  Percentage"  means,  initially,  thirty  percent
      (30%), which percentage is subject to increase as provided in this Debenture or the Securities Purchase Agreement.

      "Post-Maturity   Date  Conversion   Price"  means,  with  respect  to  the
      Post-Maturity Date Period, (i) the average Closing Price for the forty-five (45) Trading Days ending on the Trading Day immediately before the Conversion Date (as selected by the Holder), multiplied by (ii) a percentage equal to (x) one hundred percent (100%), less (y) the Effective Percentage (provided, however, that such amount shall be recomputed for all Unconverted Debentures if the Effective Percentage is adjusted as contemplated by this Debenture or the Securities Purchase Agreement); provided, however, that, with respect to each such amount referred to in this definition, as that amount may be subsequently be adjusted as provided in this Debenture or in the Securities Purchase Agreement.

      "Post-Maturity Date Period" means the period commencing immediately following the Maturity Date.

      "Post-Maturity Effective Percentage" means, initially, twenty percent (20%), which percentage is subject to increase as provided in this Debenture or the Securities Purchase Agreement.

            B. Conversion shall be effectuated by faxing a Notice of Conversion (as defined below) to the Company as provided in this paragraph. The Notice of Conversion shall be executed by the Holder of this Debenture and shall evidence such Holder's intention to convert this Debenture or a specified portion hereof in the form annexed hereto as Exhibit A. If paid in Common Stock as contemplated hereby, interest accrued or accruing from the Issue Date to the relevant Interest Payment Date and not previously paid shall be paid in Common Stock at the Conversion Price applicable as of such Interest Payment Date. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.

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The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes or otherwise delivers the conversion notice ("Notice of Conversion") to the Company so that it is received by the Company on or before such specified date, provided that, if such conversion would convert the entire remaining principal of this Debenture, the Holder shall deliver to the Company the original Debentures being converted no later than five (5) Trading Days thereafter. Delivery of the Notice of Conversion shall be accepted by the Company by hand, mail or courier delivery at the address specified in said Exhibit A or at the facsimile number specified in said Exhibit A (each of such address or facsimile number may be changed by notice given to the Holder in the manner provided in the Securities Purchase Agreement). Certificates representing Common Stock upon conversion ("Conversion Certificates") will be delivered to the Holder at the address specified in the Notice of Conversion (which may be the Holder's address for notices as contemplated by the Securities Purchase Agreement or a different address), via express courier, by electronic transfer or otherwise, within three (3) Trading Days (such third Trading Day, the "Delivery Date") after the relevant Conversion Date and, if interest is paid by Common Stock with respect to any other Interest Payment Date, the Interest Payment Date. The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this
Section 4(B) on the Conversion Date.

            C. Notwithstanding any other provision hereof or of any of the other Transaction Agreements, in no event (except (i) as specifically provided herein as an exception to this provision, or (ii) while there is outstanding a tender offer for any or all of the shares of the Company's Common Stock) shall the Holder be entitled to convert any portion of this Debenture, or shall the Company have the obligation to convert such Debenture (and the Company shall not have the right to pay interest hereon in shares of Common Stock) to the extent that, after such conversion or issuance of stock in payment of interest, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures or other convertible securities or of the unexercised portion of warrants or other rights to purchase Common Stock),

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and (2) the number of shares of Common Stock issuable upon the conversion of the
Debentures with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such conversion). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Debenture, further agrees that if the Holder transfers or assigns any of the Debentures to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 4(C) as if such transferee or assignee were the original Holder hereof. Nothing herein shall preclude the Holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the Holder so as to thereafter permit the continued conversion of this Debenture.

            D. (i) Subject to the terms of Section 4(C) and to the other terms of this Section 4(D), interest on the principal amount of this Debenture on each Interest Payment Date, shall be due and payable at the option of the Company, in cash or if, but only if, the Registration Statement covering the resale of the shares to be issued in payment of such interest ("Interest Shares") is then effective, in shares of Common Stock. Notwithstanding the foregoing, the Company's option to pay interest in Interest Shares shall not apply on or after the Maturity Date unless the Holder consents otherwise in each specific instance.

                  (ii) If the interest is to be paid in cash, the Company shall make such payment within three (3) Trading Days of the Interest Payment Date. If the interest is not paid by such third Trading Day and the Registration Statement covering the resale of the Interest Shares is then effective, the interest must be paid in Common Stock in accordance with the provisions of this
Section 4(D), unless the Holder consents otherwise in each specific instance.

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                  (iii) If  interest is to be paid in Common  Stock  (whether at the election of the Company or as required hereunder), the number of Interest Shares shall be determined by dividing the dollar amount of the interest by the Conversion Price in effect on the relevant Interest Payment Date. In such event, the Common Stock shall be delivered to the Holder, or per Holder's instructions,
(i) if being issued in connection with a conversion of this Debenture, on the Delivery Date for the related Conversion Certificates pursuant to the preceding provisions of this Section 4 (such date, a "Delivery Date"), and (ii) with respect to all other instances, within three (3) Trading Days after the Interest Payment Date (such third Trading Day, a "Delivery Date"), with the shares issuable then based on the cumulative accrued interest through such effective date.

                  (iv) If not paid in full on an Interest Payment Date, interest shall be fully cumulative and shall accrue on a daily basis, based on a 365-day year, quarterly or until paid, whichever is earlier.

            E. Reference is made to the provisions of Section 4(h) of the Securities Purchase Agreement, the terms of which are incorporated herein by reference. The Conversion Price and all other provisions of this Debenture shall be adjusted as provided in the applicable provisions of said Section 4(h) of the Securities Purchase Agreement.

            F. (i) Anything in the other provisions of this Debenture or any of the other Transaction Agreements to the contrary notwithstanding, this Debenture may be paid prior to the Maturity Date, without penalty, in whole or in part. The "Prepayment Amount" amount shall be equal to the sum of (x) the principal amount of the Debenture being prepaid by the Company, plus (y) accrued interest thereon. Upon such prepayment, the Catch-Up Warrant issued pursuant to Section 4.f.(i) of the Securities Purchase Agreement shall become exercisable in accordance with its terms.

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                  (ii) On the Maturity Date, the Company shall pay to the Holder the principal of the Unconverted Debenture and all accrued interest thereon (the total of such amounts, the "Full Payment Amount") in cash, provided, however, that the Company shall give the Holder written notice (the "Maturity Date Payment Notice") at least thirty (30) days in advance of the Maturity Date that the Company intends to make such payment of the Full Payment Amount on the Maturity Date. If the Company timely gives a Maturity Date Payment Notice, then, no later than fifteen (15) days prior to the Maturity Date, the Company must give a written notice (the "Full Payment Notice") identifying the bank (the "Maturity Date Payment Bank") where the funds equal to the Full Payment Amount ("Full Payment Funds") have been deposited, accompanied by the Maturity Date Payment Bank's confirmation to the Holder that the Full Payment Funds have been deposited with the Maturity Date Payment Bank and instructions for the method by which the Holder can provide instructions to the Maturity Date Payment Bank to make payment of the Full Payment Funds to the Holder (such payment to made by check or wire, as specified by the Holder) on the Maturity Date. If the Company does not timely give the Maturity Date Payment Notice or does not timely provide the provide the Full Payment Notice, or, if it timely gives both such notices, but does not make the payment contemplated thereby on the Maturity Date, the Company shall pay to the Holder an amount equal to ten percent (10%) of the outstanding principal of this Debenture as of the date of the Maturity Date Payment Notice. If such amount is not paid to the Holder on the Maturity Date, such amount shall be added to the then-outstanding principal of this Note.

                  (iii) If, for any reason, the Company does not timely give the Maturity Date Payment Notice or, after timely giving the Maturity Date Payment Notice, does not pay the Full Payment Amount on the Maturity Date, the following provisions shall apply.

      (a) If the Company subsequently determines to pay the outstanding principal of this Debenture, together with all accrued interest thereon, in whole or in part, it may do so on the terms and conditions provided in this Section 4(F)(iii). If the Company elects to make such a payment, the Company shall give the Holder a written notice (the "Post-Maturity Payment Notice") of its election to pay all or a portion of then Unconverted Debenture. The "Payment Amount" amount shall be equal to the sum of (x) the Payment Principal Amount (as defined below), plus (y) accrued interest thereon through the date of the Post-Maturity Payment Date (as defined below). Additional terms regarding this payment right are provided below.

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      (b) The  Post-Maturity  Payment  Notice  shall  specify (x) the  principal amount of the Debenture being prepaid by the Company (the "Payment Principal Amount"), (y) the date (the "Post-Maturity Payment Date"), which shall be not less than thirty (30) days after the Post-Maturity Payment Notice is received by the Holder, on which such payment will be made, and
      (z) identify the bank (the "Payment Bank") where the Payment Funds (as defined below) have been deposited. The Post-Maturity Payment Notice shall be accompanied by the Payment Bank's confirmation to the Holder that funds (the "Payment Funds") equal to the Payment Amount have been deposited with the Payment Bank and instructions for the method by which the Holder can provide instructions to the Payment Bank to make payment of the Payment Funds to the Holder (such payment to made by check or wire, as specified by the Holder) on the Post-Maturity Payment Date.

      (c) Even after the issuance of a Post-Maturity Payment Notice, the Holder may continue to convert this Debenture as provided in the other provisions of this Debenture until this Debenture is paid in full. If the Holder converts any portion of this Debenture after the date of the Post-Maturity Payment Notice and prior to the payment of the Payment Funds to the Holder (the "Payment Conversion Period"), so that the then-outstanding principal of this Debenture is less than the Payment Principal Amount, the Company shall notify the Payment Bank of the then-outstanding principal of this Debenture; provided, however, if the Payment Principal Amount is less than the then-outstanding principal of this Debenture, any such conversions made during the Payment Conversion Period shall be deemed made in the following order of priority: (1) first, out of principal of the Unconverted Debenture in excess of the Payment Principal Amount, and (2) then, out of the Payment Principal Amount. To the extent that any conversions made during the Payment Conversion Period are deemed made out of the Payment Principal Amount, the Payment Funds will then be adjusted to an amount equal to such outstanding principal plus all accrued but unpaid interest thereon through the Post-Maturity Payment Date.

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      (d) If the  Payment  Funds are not timely  paid or made  available  to the
      Holder, the Holder will have the option, exercisable at any time prior to the actual receipt of the Payment Funds (together with any additional interest accruing on the Payment Principal Amount after the Post-Maturity Payment Date) to effect either or both of the following actions: (x) cancellation, ab initio, of the payment contemplated by the Post-Maturity Payment Notice and (y) cancellation of the Company's payment right under this Section 4(F)(iii).

      5. A. Subject to the terms of the Securities Purchase Agreement, no provision of this Debenture (including, without limitation, the provisions of Section 4(F)(ii) hereof) shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency or where contemplated herein in shares of its Common Stock, as applicable, as herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company.

      6. All payments contemplated hereby to be made "in cash" shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

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      7. If, for as long as this  Debenture  remains  outstanding,  the  Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Company to another person (collectively, a "Sale"), the Company will require, in the agreements reflecting such transaction, that the surviving entity expressly assume the obligations of the Company hereunder. Notwithstanding the foregoing, if the Company enters into a Sale and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this
Debenture   might  have  been   converted   immediately   before  such   merger,
consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any such proposed Sale, (i) the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company, except that Section 4(C) shall not apply to such conversion.

      8. If, at any time while any portion of this Debenture remains outstanding, the Company spins off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the "Spin Off") in which the Company, in addition to or in lieu of any other compensation received and retained by the Company for such business, operations or assets, causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's Debentures outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Debentures") been converted as of the close of business on the Trading Day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Debentures, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the principal amount of the Outstanding Debentures then being converted, and (II) the denominator is the principal amount of the Outstanding Debentures.

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      9.  If,  at  any  time  while  any  portion  of  this  Debenture   remains
outstanding, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock, the Conversion Price or any component thereof, if any, and any other fixed amounts calculated as contemplated hereby or by any of the other Transaction Agreements shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing, (i) if the Company effectuates a 2:1 split of its Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such split, the Conversion Price shall be deemed to be one-half of what it had been immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of its Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such reverse split, the Conversion Price shall be deemed to be ten times what it had been calculated to be immediately prior to such split; and (iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which the Company issues shares
after  the  record  date  of  such  dividend,   the  Conversion  Price  (however
determined) shall be deemed to be such amount multiplied by a fraction, of which the numerator is the number of shares (10 in the example) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

      10. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

      11. This Debenture shall be governed by and construed in accordance with the laws of the State of Illinois for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of Cook or the state courts of the State of Illinois sitting in the County of Illinois in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Debenture.

      12. JURY TRIAL WAIVER. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with this Debenture.

      13. (i) Prior to the Maturity Date, the following shall constitute an "Event of Default":

            a. The Company shall default in the payment of principal or interest on this Debenture or any other amount due hereunder, and such default shall continue for a period of five (5) Trading Days; or

            b. Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement or any of the other Transaction Agreements or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Securities Purchase Agreement shall be false or misleading in any material respect at the time made; or

            c. Subject to the terms of the Securities Purchase Agreement, the Company fails to authorize or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture (provided, however, that for purposes of this provision, such failure to cause the Transfer Agent to issue such shares shall not be deemed to occur until the close of business on the Delivery Date), fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or any other Transaction Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend on any certificate or fails to cause its Transfer Agent to remove such restricted legend, in each case where such removal is lawful, as and when required by this Debenture, or any other Transaction Agreement, and any such failure shall continue uncured for three (3) Trading Days; or

            d. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Debenture in this series and such failure shall continue uncured for a period of thirty
                  (30) days after the Holder gives the Company written notice thereof; or

            e. The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under any of the Transaction Agreements and such failure, if capable of being cured, shall continue uncured for a period of thirty (30) days after the Holder gives the Company written notice thereof (but if not capable of being cured, such thirty day period shall be deemed expired immediately upon the giving of such notice); or

            f. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

            g. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty
                  (60) days after such appointment; or

            h. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

            i. Any money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred Thousand ($200,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty
                  (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

            j. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

            k. The Company shall have its Common Stock suspended from trading on, or delisted from, the Principal Trading Market for in excess of ten (10) Trading Days.

            (ii) After the Maturity Date, the term "Event of Default" shall mean:

            a. The Company shall default in the payment of principal or interest on this Debenture or any other amount due hereunder, and, in any such instance, the same shall continue for a period of five (5) Trading Days; or

            b. Subject to the terms of the Securities Purchase Agreement, the Company fails to authorize or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture (provided, however, that for purposes of this provision, such failure to cause the Transfer Agent to issue such shares shall not be deemed to occur until the close of business on the Delivery Date), fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or any other Transaction Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend on any certificate or fails to cause its Transfer Agent to remove such restricted legend, in each case where such removal is lawful, as and when required by this Debenture, or any other Transaction Agreement, and any such failure shall continue uncured for three (3) Trading Days.

            (iii) If an Event of Default shall have occurred and is continuing, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of the Holder and in the Holder's sole discretion, the Holder may elect to redeem all or part of the Unconverted Debenture (as defined below) on the terms provided in Section 14 hereof.

      14. A. The Company acknowledges that if there is an Event of Default, the Holder may require the Company to immediately redeem all or any part of the outstanding portion of this Debenture for an amount equal to the Redemption Amount (as defined below).

            B. For purposes of this Debenture, the following terms shall have the meanings indicated below:

      "Unconverted Debenture" means the principal amount of this Debenture which has not been converted as of the relevant date.

      "Redemption Payment Date" means the date on which the Company actually pays the Redemption Amount.

      "Redemption Amount" means the amount equal to:

                               V                      x
            M          ---------------
                             CP

            where:

                  "V" means the principal of an  Unconverted  Debenture plus any accrued but unpaid interest thereon;

                  "CP"  means  the  Conversion  Price in effect on the date (the
            "Redemption Notice Date") of the Redemption Notice (as defined below); and

                  "M" means the  highest  closing  price per share of the Common
            Stock during the period beginning on the Redemption Notice Date and ending on the Redemption Payment Date.

            C. The Holder of an Unconverted Debenture may elect to redeem a portion of such Unconverted Debenture without electing to redeem the balance of the Unconverted Debenture. The Holder's option to redeem all or part of the Unconverted Debenture shall be exercised by the Holder giving written notice of the exercise of this provision by the Holder (a "Redemption Notice") at any time after a relevant Event of Default has occurred. The Redemption Notice shall specify (a) the date (the "Redemption Due Date") on which the Redemption Amount shall be paid, which date shall be at least five (5) Trading Days after the date (a "Redemption Notice Date") on which the Holder Redemption Notice is given, and
(b) the wire instructions for the account to which the Redemption Amount is to be paid; provided, however, that the Company shall have the right to accelerate the date of such payment.

            D. If all of the Unconverted Debentures are being redeemed pursuant to this Section, then, upon payment in full of the Redemption Amount for all of the Unconverted Debentures in accordance with the provisions of this Section, the Holder shall deliver the Debenture to the Company marked "paid in full".

            E. If the Redemption Amount is not timely paid by the Company, the Holder may declare the Redemption Amount due under this Debenture immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law, including, but not necessarily limited to, the equitable remedy of specific performance and injunctive relief. If such outstanding amount is not timely paid in full by the Company, the unpaid amount computed as of such date will bear interest at the rate of twelve percent (12%) or the highest rate allowed by law, whichever is lower, from the date of the Event of Default until and including the date actually paid. Any partial payments shall be applied first to all accrued interest and then to principal.

      15. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

                      [Balance of page intentionally blank]

      16. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Debenture, then ipso facto the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Debenture. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Debenture.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: _________________, 200__

                                    SUPERCLICK, INC.


                                    By:
                                       -----------------------------------------


                                    --------------------------------------------
                                    (Print Name)


                                    --------------------------------------------
                                    (Title)

                                    EXHIBIT A

                                SUPERCLICK, INC.

                              NOTICE OF CONVERSION
                                       OF
         UNSECURED CONVERTIBLE DEBENTURE SERIES 06-01 DUE August 1, 2006
   (To be Executed by the Registered Holder in Order to Convert the Debenture)

TO:      SUPERCLICK, INC.                             VIA FAX:    (858) 279-1799
         4275 Executive Square, Suite 215
         La Jolla, CA 92037
         Attn: Chairman

AND TO:  TODD M.PITCHER                               VIA FAX:    (619) 330-1805
         3435 Aldford Drive
         San Diego, CA 92111
         Attn: Chairman


FROM: _________________________________________________________ ("Holder")

DATE: _______________________________________________ (the "Conversion Date")

RE: Conversion of $_________________ principal amount (the "Converted Debenture") of the Unsecured Convertible Debenture Series 06-01-___ Due _________, 2006 (the "Debenture") of SUPERCLICK, INC. (the "Company") into
      ________________________ shares (the "Conversion Shares") of Common Stock (defined below)

      The captioned Holder hereby gives notice to the Company, pursuant to the Debenture of SUPERCLICK, INC. that the Holder elects to convert the Converted Debenture into fully paid and non-assessable shares of Common Stock, $.0006 par value (the "Common Stock"), of the Company as of the Conversion Date specified above. Said conversion shall be based on the following Conversion Price

            $________________, representing the Closing Date Conversion Price (as defined in the Debenture)

            $________________, representing the Pre-Maturity Date Conversion Price (as defined in the Debenture)

            $________________,   representing   the   Post-Maturity   Conversion
            Price,(1)   adjusted  in  accordance  with  the  provisions  of  the
            Debenture

----------
(1)This option is available only after the Maturity Date.

Based on this Conversion Price, the number of Conversion Shares indicated above should be issued in the following name(s):

            Name and Record Address                   Conversion Shares

            -----------------------------------       --------------------------

            -----------------------------------       --------------------------

            -----------------------------------       --------------------------

      It is the intention of the Holder to comply with the provisions of Section 4(C) of the Debenture regarding certain limits on the Holder's right to convert thereunder. Based on the analysis on the attached Worksheet Schedule, the Holder believe this conversion complies with the provisions of said Section 4(C). Nonetheless, to the extent that, pursuant to the conversion effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the conversion which would result in the issuance of shares consistent with such provision. Any conversion above such amount is hereby deemed void and revoked.

      As contemplated by the Debenture, this Notice of Conversion is being sent by facsimile to the telecopier number and officer indicated above.

      If this Notice of Conversion represents the full conversion of the outstanding balance of the Converted Debenture, the Holder either (1) has previously surrendered the Converted Debenture to the Company or (2) will surrender (or cause to be surrendered) the Converted Debenture to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or facsimile transmission of this Notice of Conversion.

      The certificates representing the Conversion Shares should be transmitted by the Company to the Holder via express courier or by electronic transfer within the time contemplated by the Debenture after receipt of this Notice of Conversion (by facsimile transmission or otherwise) to:

                      -------------------------------------
                      -------------------------------------
                      -------------------------------------

      As contemplated by the Debenture, the Company should also pay all accrued but unpaid interest on the Converted Debenture to the Holder.

                  --If the Company  elects to pay such interest in Common Stock, as contemplated by and subject to the provisions of the Debenture, such shares should be issued in the name of the Holder and delivered in the same manner as, and together with, the Conversion Shares.

                  --If the Company elects or is required to pay the dividends in cash, such payment should be made by wire transfer as follows:(2)

                  -----------------------------------

                  -----------------------------------

                  -----------------------------------


      -------------------------------------
              (Print name of Holder)


----------
      (2)Information should include the following:

      All Wires:

      (1) Bank Name
      (2) Bank Address (including street, city, state)
      (3) ABA or Wire Routing No.
      (4) Account Name
      (5) Account Number

If Wire is going to International (Non-US) Bank, all of the above plus:

      (6) SWIFT Number

      By:
         -----------------------------------------
            (Signature of Authorized Person)

      --------------------------------------------
      (Printed Name and Title)

                                                                         6/23/05
                              NOTICE OF CONVERSION
                               WORKSHEET SCHEDULE


1.    Current Common Stock holdings of Holder and Affiliates

      -------------

2.    Shares to be issued on current conversion(3)

      -------------

3. Other shares to be issued on other current conversion(s) and other current exercise(s)

      -------------

4. Other shares eligible to be acquired within next 60 days without restriction

      -------------

5.    Total [sum of Lines 1 through 4]

      -------------

6.    Outstanding shares of Common Stock(4)

      -------------

7.    Adjustments to Outstanding

      a. Shares known to Holder as previously issued to Holder or others but not included in Line 6

      ------------

      b.    Shares to be issued per Line(s) 2 and 3

      ------------

      c.    Total Adjustments [Lines 7a and 7b]

      -------------

8.    Total Adjusted Outstanding [Lines 6 plus 7c]

      -------------

9.    Holder's Percentage [Line 5 divided by Line 8]

      -------------%

[Note: Line 9 not to be above 4.99%]


----------
      (3) Includes conversion of principal and assumes interest will be paid in Common Stock at the Conversion Price.
      (4) Based on latest SEC filing by Company or information provided by executive officer of Company, counsel to Company or transfer agent.